Exhibit 10.7

ADMINISTRATIVE SERVICES AGREEMENT

ADMINISTRATIVE SERVICES (the "Agreement") dated as of August 31, 2010 between KAREN A. VINCENT, an individual ("VINCENT") and MEDICAL CARE TECHNOLOGIES, INC., a Nevada corporation ("Medical Care").

            For good and valuable consideration, the receipt and legal sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

            1. Engagement. Upon the terms and subject to the conditions hereof, Medical Care hereby engages VINCENT to provide Medical Care with the Services (as defined in Section 2 hereof), and VINCENT hereby agrees to provide Medical Care with the Services.

            2. Administrative and Support Services. During the term hereof, VINCENT agrees to provide the administrative support and services (including accounting, clerical, secretarial and receptionist assistance), and any other administrative services reasonably requested by Medical Care and agreed to by VINCENT (hereinafter referred to as the "Services"). Subject to the provisions of Section 3, VINCENT agrees to provide the Services (i) in good faith, (ii) in a professional and workmanlike manner and (iii) in accordance with the reasonable instructions of Medical Care.

            3. Mutual Support and Cooperation.

                  (a) VINCENT agrees that she will take all steps reasonably necessary, at her own expense:

                        (i) to designate key individuals to perform her obligations hereunder;

                        (ii) to conduct periodic meetings of all such key individuals and others as necessary;

                        (iii) to fully cooperate with all reasonable requests for assistance; and

                        (iv) to take such further steps and execute such further documents as may be reasonably necessary.

                  (b) VINCENT will make diligent efforts through respective key individuals to identify the causes of any problems in the Services and to make adjustments, in an equitable fashion, in order to address and resolve such problems, including the substitution or modification of the Services and the corresponding compensation therefor.

            4. Fees. As consideration for having performed services to date and for entering into this Agreement, Medical Care shall issue share certificates representing seven hundred five thousand (705,000) shares of free trading common stock (the “Shares”), registered under S-8. The Shares, when issued to VINCENT, will be duly authorized, validly issued and outstanding, fully paid and non-assessable and will not be subject to any liens or encumbrances. Securities shall be issued to VINCENT in accordance with a mutually acceptable plan of issuance as to relieve securities or VINCENT from restrictions upon transferability of shares in compliance with applicable registration provisions or exemptions.

            5. Term and Termination.

                  (a) Except as provided in Section 5(b) hereof, the term of this Agreement shall commence on the date hereof and shall terminate at the close of business on the first anniversary of the date hereof.

                  (b) Either party may, by delivering written notice thereof to the other party, terminate any or all of its obligations under this Agreement, effective immediately, if the other party hereto:

                        (i) is rendered bankrupt or becomes insolvent, and such insolvency is not cured within 15 days after written notice, or files a written petition in bankruptcy or an answer admitting the material facts recited in such petition filed by another, or discontinues its business, or has a receiver or other custodian of any kind appointed to administer any substantial amount of its property; or

                        (ii) commits a material breach of its duties, obligations or understandings under this Agreement, which breach is not cured within 30 days following written notice of such breach from the non breaching party. Any such termination shall be in addition to any other rights or remedies available at law or in equity to the terminating party.

                  (c) Each party hereto agrees to consult in advance with the other party and to bring to the attention of the other party any problems, differences of opinion, disagreements or any other matters which may lead such party to terminate or seek to terminate this Agreement. The purpose and intent of the parties in including this provision is to insure that both parties to this Agreement are made aware of any problems arising out of or relating to this Agreement or the relationship of the parties hereunder, so that the parties hereto may, in good faith, consult with one another concerning such problems and, where possible, resolve such problems to the parties' mutual satisfaction, thereby preserving their contractual relationship and goodwill and mutual respect presently existing between the parties to this Agreement.

            6. Force Majeure.

                  Any failure or delay in the performance by VINCENT of her obligations hereunder shall not be a breach of this Agreement if such failure or delay arises out of or results primarily from fire, storm, flood, earthquake or other acts of God, explosions, wars, insurrections, strikes, work stoppages or slowdowns, epidemic or quarantine restrictions, unforeseen equipment failure or inability to obtain essential raw materials despite commercially reasonable best efforts to do so (the occurrence of any of the foregoing shall be an "Event of Force Majeure").

            7. Confidentiality.

                  It is stipulated and agreed that during the term of this Agreement, VINCENT will be in a position to become acquainted with confidential, privileged and proprietary information (referred to herein as "Confidential Information"). VINCENT agrees that the Confidential Information of Medical Care is an integral and key part of the assets of this entity and that the unauthorized use or disclosure of Medical Care’s Confidential Information would seriously damage its business. As a consequence of the above, VINCENT and Medical Care hereby agree that, during the term of this Agreement and thereafter:

                 (a) VINCENT shall not, directly or indirectly, (i) use any of Medical Care’s Confidential Information or (ii) divulge, disclose, furnish or make accessible, or cause any person to divulge, disclose or furnish, any aspects of Medical Care's Confidential Information to any person or entity (other than the other party), except as may be reasonably necessary to perform her respective obligations hereunder, as may be expressly authorized in writing or as required by law or pursuant to a court order; provided, however, that, prior to any such compelled disclosure, VINCENT, whose obligation it is to keep such information confidential, shall have given Medical Care notice of the circumstances relating to such compelled disclosure and an opportunity to seek an appropriate protective order with respect thereto.

                  (b) VINCENT shall refrain from any action or conduct which might reasonably or foreseeably be expected to compromise the confidentiality or proprietary nature of the Medical Care’s Confidential Information.

            8. Assignment/Successors.

                  Neither Party hereto may assign this Agreement or any rights hereunder to any other Person, without the prior written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the successors of the parties hereto.

            9. Waiver of Breach.

                  The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to constitute a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof, including the right of any party thereafter to enforce each and every provision. The waiver by any party to this Agreement of any breach or violation of any provision of this Agreement by the other party hereto shall not operate or be construed to be a waiver of any subsequent breach or violation thereof.

            10. Severability.

                  The terms and conditions of this Agreement are hereby deemed by the parties to be severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions hereof.

            11. Notices.

                  Any notice contemplated by or required or permitted to be given under this Agreement shall be in writing and (a) sent by telecopier, with a copy promptly sent by first class mail, (b) delivered personally, (c) sent by next day or overnight courier or delivery or (d) mailed by registered or certified mail, return receipt requested, postage prepaid, as follows:

VINCENT:	Karen A. VINCENT
7209 Danton Promenade
Mississauga, Ontario
Canada L5N 5C5

Medical Care:	Medical Care Technologies, Inc.
Room 815, No. 2 Building, Beixiaojie
Dongzhimen Nei, Beijing 10009
Attention: Chief Executive Officer

or, in each case, at such other address or facsimile number as may be specified in writing to the other parties hereto. Such notices, requests and other communications sent as provided hereinabove shall be effective: (w) if sent by telecopier on a business day between the hours of 9:00 a.m. and 6:00 p.m. EST, upon sending, but if sent by telecopier at any other time, upon the next business day; (x) upon receipt, when personally delivered; (y) the next business day, if sent by overnight courier or delivery; and (z) if sent by registered or certified mail, return receipt requested, upon the expiration of the fifth business day after being deposited in the United States mail.

            12. Choice of Law.

                  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Nevada.

            13. Relationship of the Parties.

                  VINCENT is acting solely as independent contractor under this Agreement. It is expressly understood and agreed by the parties hereto that nothing in this Agreement, its provisions or transactions and relationships contemplated hereby shall constitute either party as the agent, employee, partner or legal representative of the other for any purpose whatsoever, nor shall either party hold itself out as such. Neither party to this Agreement shall have the authority to bind or commit the other party hereto in any manner or for any purpose whatsoever, except as may be expressly provided for herein, but rather each party shall at all times act and conduct itself in all respects and events as an independent contractor. This Agreement creates no relationships of joint venturers, partners, associates or principal and agent between the parties hereto.

            14. Construction of Agreement; Entire Agreement; Amendments.

                  This Agreement may be executed in counterparts in order to provide each party hereto with a fully executed original hereof. In that this Agreement was prepared as a result of negotiation and mutual agreement between the parties hereto, neither this Agreement nor any provision hereof shall be construed against either party hereto as the party who prepared this Agreement or any such provision. This Agreement reflects the complete understanding of the parties as of the date hereof and constitutes their entire agreement regarding the subject matter hereof, all prior negotiations, representations and statements having been merged herein. This Agreement may be amended only by a written amendment between the parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Agreement by the signature of their respective, duly authorized corporate officers as of the day and year first above written.

KAREN VINCENT

“Karen Vincent”

By:	Karen VINCENT
Date:	August 31, 2010

MEDICAL CARE TECHNOLOGIES, INC.

“Ning C. Wu”

By:	Ning C. Wu
Its:	Chief Executive Officer
Date:	August 31, 2010

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